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                                                            October 29, 1998

Mr. Edward Schneider
Vice President for Finance
University at Buffalo Foundation Inc.
103 Center for Tomorrow
North Campus SUNY
Amherst NY 14260-7400


Dear Mr. Schneider:

The purpose of this letter is to confirm our mutual understanding with respect to Dr. Michael Anbar's participation as Chief Scientist of OmniCorder Technologies. As you know we have been supporting his DAT research through a series of UB Foundation grants. Moving forward we anticipate Dr. Anbar working very closely with OCT towards it's efforts to develop and commercialize the DAT technology.

My understanding, through him, is that he discussed with you and Dean Mark Karwan, Chief Executive Officer of the UB Business Alliance, a program, facilitated through the UB Foundation, which provides Dr. Anbar the approval to utilize 90% of his SUNY time for OCT research and development activities. In return, OCT will transfer to the UB Foundation 90% of Dr. Anbar's SUNY Buffalo annual salary plus 29% to cover benefits plus an additional 10% to satisfy overhead costs. These payments will be made to the UB Foundation on a quarterly basis and all but the 10% overhead payment will be transferred by the UB Foundation to SUNY Buffalo on OCT's behalf.

In order to memorialize this understanding, please sign below on behalf of the UB Foundation and have Dean Karwan sign on behalf of SUNY Buffalo. Upon receiving the signed letter back we will execute the funds transfer to the UB Foundation. I thank you for your attention to this matter.


/s/ Edward Schneider
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Edward Schneider       Date


/s/ Mark Karwan
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Mark Karwan            Date



                                                            Sincerely,

                                                            /s/ Mark A. Fauci
                                                            --------------------
                                                            Mark A. Fauci